Consultant Agreement

Signing Date: April 26, 2007

Signing Place: Xi’an China

Party A: Expert Network (Shenzhen) Company Limited

Representative: ZHU Xiaoxin

Party B: Fujian Internet Consultants Limited

Representative: WANG Lu Fei

In order to speed up the development of Party A’s e-government construction projects in various area of the Western District of China and enhance the competitiveness and efficiency in Party A’s e-government business, Party A hereby appoints Party B as the consultant. Both Party A and Party B reached the following agreement based on the principles of equality and mutual benefit after friendly negotiation:

1.

Party A agrees to appoint Party B as the project consultant for Party A and party B agrees to accept such appointment to assist Party A in providing a series of services to promote Party A’s e-government construction project in the Western District of China.

2.

It is hereby confirmed by both Party A and Party B that as a consideration of Party B perfuming the above mentioned services, Party A agrees to pay the consultant fee to Party B, details of such consultant fee are as follows:

2.1

The amount of the consultation fee:
Party A shall pay Party B a consultant fee equals to 5% of the total contract sum (excluding the cost of Hardware Platform purchased on behalf of the project owner). Party A shall have the final decision in determining the amount of such consultant fee which Party B cannot object to.

2.2

Payment:
Party A shall pay the consultant fee by way of common stock of its parent company China Expert Technology Inc. (OCTBB trade symbol: CXTI). Both Party A and Party B agree that the common stock will be received by the person designated by Party B.

2.3

Calculation Method of the Common Stock Value:
The common stock to be issued is valued at the average of the daily market closing price of CXTI’s common stock traded in the previous 10 trading days before the date of signing of any main contract of any e-government projects by Party A.

2.4

Time of Payment:
Party A shall pay the consultant fee to Party B in 2 installments. The first installment, 80% of the consultant fee shall be made within 10 calendar days from the date Party A successfully signed a main contract with the City Government sourced by Party B. The second installment, 20%of the consultant fee shall be made within 10 calendar days after the works of the same e-government project is commenced.

2.5

Remarks:
Upon completion of the first phase of the e-government project under the main contract signed between Party A and the City Government sourced by Party B, Party A shall be able to continue to construct any further phases of the same e-government project or make any other construction contracts with the same City Government for the constructions of other projects without the consent of Party B and/or without paying any further commission to Party B.

3.

Rights and obligations of Party A and Party B

3.1

Rights and obligations of Party A

3.1.1

Party B shall regularly provide Party A with all the true and updated information regarding the e-government project and the owner of the project.

3.1.2

Party A shall have the right of priority to access the updated information regarding the Project and owner of the Project that is collected by Party B. Party A shall also have the right to request Party B to arrange conference with the owner of the Project and work with its best effort for the success in the cooperation of the e-government project.

3.1.3

Party A shall have the right to request Party B to provide professional advising, decision making and guidance services in relation to Party

A’s negotiation with owner of the e-government project and implementation of the e-government project.

3.1.4

Party A shall have the sole discretion in determining whether to accept any e-government projects sourced by Party B. This contract shall be terminated when Party A refused to accept such project.

3.1.5

Party A shall comply with the relevant regulations and laws of China when signing the Main Contract of the e-government project with the owner of the project.

3.2

Rights and obligations of Party B

3.2.1

Party B shall perform the relative marketing works for Party A at the early stage of the e-government project.

3.2.2

Party B shall provide professional advising, decision making and guidance services to Party A in the event that any problems occurs in the process of negotiation between Party A and the owner of the project, and shall work with Party B’s best effort for the success of negotiation of the e-government project.

3.2.3

Party B shall not claim against Party A for any fees in the event that no main contract is signed for any e-government project under this agreement.

3.2.4

Party B shall comply with the relevant regulations and laws of China when signing the Main Contract of the e-government project with the owner of the project.

4.

Default Liability

4.1

Party B shall undertake all the legal liabilities and indemnify Party A in the event that Party B disclose any confidential documents, information and other confidential matters to any third party without the permission of Party A.

4.2

If during the process of promotion, contact and negotiation of the e-government project Party B breaches any relative laws and regulations of

China, including committing bribery and other criminal acts, Party B shall undertake all the legal liabilities and indemnify Party A for any loss that may incur as a result of Party B’s breach and violation of the laws.

5.

Termination of contract

5.1

This agreement shall be terminated upon the signing of any main contracts of e-government project with any city governments of the Western District of China and the consultant fee has been paid to Party B. Nevertheless, upon the request of Party A, Party B shall continue to assist Party A in completing the requests from the owner of the project.

5.2

This agreement shall be terminated if Party A fails to sign any main contract of e-government with any city government of the Western District of China.

5.3

In the event that either Party is seriously in breach of this agreement during the process of cooperation between both Parties, the non-breaching Party shall be entitled to terminate this agreement.

5.4

This agreement can be terminated upon the mutual agreement of both Parties.

6.

Party B’s Guarantee

6.1

Party B guarantee Party A

6.1.1

Party B has no relationship with, nor being the employee of the Chinese Government or any city governments in China.

6.1.2

Party B is neither Party A’s employee nor has any relationship with Party A’s employees, including its Board of Directors.

6.1.3

Party B has not committed any act that is in breach of the relevant laws and regulations of China, including bribery and other criminal act, during the process of promotion, contact and negotiation of the e-government project.

6.1.4

During the terms of this agreement, Party B shall not refer any of the works that it performs on behalf of Party A, unless expressly permitted by Party A.

7.

Resolution of Disputes
In the event that any dispute arises in the course of execution of this agreement, both Parties shall resolve such disputes by negotiation. In the event that negotiation fails, the Parties shall resolve such disputes by referring the matter to the Shenzhen Arbitration Committee for Arbitration.

8.

In the event that any situation not contemplated in this agreement occurs, both Parties may sign supplementary agreement on terms mutually agreed after negotiation between the Parties.

9.

This agreement shall be signed in counterparts, with both Party A and Party B keeps one copy respectively. This agreement becomes effective upon signing and sealed by both Parties.

Party A: Expert Network (Shenzhen) Company Limited

Address: 31/F, Development Centre, 2010 Renminnan Road, Shenzhen PRC, 518005

Representative: Zhu Xiaoxin

(signed and sealed)

Party B: Fujian Internet Consultants Limited

Address: TrustNet Chambers, P.O. Box 3444, Road Town, Tortolla, British virgin Islands.

Representative: Wang Lu Fei

(signed and sealed)

Signing Date: April 26, 2007